Exhibit 99.1

News Release

Credence Investor Contact:	Credence Editorial Contact:
Brian Altman	Judy Dale
Senior Director, Investor Relations	Senior Director, Marketing Communications
408.635.4308 or 408.635.4989 fax	408.635.4309 or 408.635.4986 fax
E-mail: brian_altman@credence.com	E-mail: judy_dale@credence.com

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2004

MILPITAS, Calif., December 1, 2004 — Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design-to-production for the worldwide semiconductor industry, today reported financial results for the fourth quarter and fiscal year ended October 31, 2004.

Net sales for the fourth quarter were $112.8 million, down 31 percent from prior quarter sales of $163.7 million. Net loss for the quarter was $24.1 million or $0.28 per share on a GAAP basis, versus a net loss of $33.2 million or $0.42 per share in the prior quarter. The net loss this quarter included special charges and the amortization of purchase price of $11.7 million associated with recent acquisitions, primarily NPTest, and subsequent restructuring activities. On a non-GAAP basis, excluding the charges primarily associated with the NPTest acquisition and the ongoing integration activities, the net loss was $12.4 million, or $0.14 per share. For fiscal 2004, net sales were $439.8 million, an increase of 141 percent from net sales of $182.4 million in the fiscal year ended October 31, 2003. The net loss on a GAAP basis for fiscal 2004 was $64.5 million or $0.88 per share, compared to a net loss of $113.1 million or $1.80 per share in fiscal 2003. Net orders for the fourth quarter of fiscal 2004 were approximately $113.0 million, corresponding to a book to bill ratio of 1.0 and resulting in a backlog for systems, excluding service, of approximately $176.0 million.

“Despite the recent dramatic decline in test business activity, we believe that our bookings are holding up relatively well, as evidenced by our above industry-average book to bill ratio,” said Dr. Graham Siddall, chairman and chief executive officer of Credence. “We are also pleased with the progress that we have made in reducing our expenses. The combined operating expenses of Credence and NPTest have been reduced by approximately 9 percent since the second fiscal quarter. We expect these expense levels to fall an additional 15 percent over the next several quarters based on the recently announced reduction in force and facilities restructuring plan. We believe these actions should also improve our gross margins, and better align our expense structure with current levels of demand for semiconductor test equipment.”

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

First Quarter Fiscal 2005 Outlook

Revenue in the first quarter is expected to be approximately $100 to $105 million, with a net loss per share on a non-GAAP basis in the range of $0.15 to $0.19. This guidance reflects no taxation on domestic earnings due to the effect of tax loss carry forwards from prior years and excludes any charges or credits related to our acquisition of NPTest and the ongoing restructuring activities.

Conference Call/Webcast

Credence will hold a conference call to discuss these results today, Wednesday December 1, 2004, at 5.00 pm ET. The call will be simulcast via the Credence web site at www.credence.com under the “Investor Relations – Financial Information - Webcasts” section. A replay of the call will be available via phone and web site through December 15, 2004. The replay number in the U.S. and Canada is (888) 286-8010. The replay number outside the U.S. and Canada is (617) 801-6888. The passcode is 57088826. A replay will also be available on the Credence web site www.credence.com under the Investor Relations section.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

GAAP versus non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Credence also discloses non-GAAP results of operations that exclude certain charges and credits. A detailed reconciliation of the GAAP results to non-GAAP results is provided in the Reconciliation of GAAP Condensed Consolidated Statements of Operations to Non-GAAP Condensed Consolidated Statements of Operations schedule below. Investors are encouraged to review this reconciliation. Credence reports non-GAAP results in order to help the reader to better understand and assess operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the non-GAAP measure helps indicate underlying trends in the Credence business, and management uses non-GAAP measures to plan and forecast future periods, and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP adjustments.

Forward-Looking Statements

This release contains statements that are forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding bookings holding up well, reductions in expenses, the expectation that expense levels will continue to fall, improvement in gross margins, the alignment of our expense structure with current levels of demand for semiconductor test equipment, and expected revenue and net loss for the first quarter of fiscal 2005. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, but are not limited to, unanticipated effects of the reduction in force and the facilities restructuring plan, difficulties by management in successfully executing the reduction in force and the facilities restructuring plan, cyclicality and downturns in the semiconductor industry, rapid technological

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

change in the automatic test equipment market, our ability to successfully integrate acquisitions, particularly NPTest, economic instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, the timing of new technology, product introductions, intellectual property issues, the risk of early obsolescence and our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures). Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

# # #

Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2004	2003	2004	2004	2003
Net sales	$112,824	$57,781	$163,718	$439,803	$182,414

Cost of goods sold – on net sales	69,296	35,666	85,530	236,703	115,556
Cost of goods sold – special charges	3,359	—	46,206	49,565	1,937

Gross margin	40,169	22,115	31,982	153,535	64,921
Operating expenses:
Research and development	25,590	16,767	23,856	80,535	73,520
Selling, general & administrative	33,551	23,402	36,977	121,226	91,124
Amortization of purchased intangible assets and deferred compensation	6,764	2,622	5,345	17,353	9,456
In-process research and development	—	—	7,900	7,900	1,510
Restructuring charges	2,687	—	2,969	6,309	3,589

Total operating expenses	68,592	42,791	77,047	233,323	179,199

Operating loss	(28,423)	(20,676)	(45,065)	(79,788)	(114,278)
Interest and other income (loss)	4,411	(850)	13,378	19,373	2,219

Loss before income taxes	(24,012)	(21,526)	(31,687)	(60,415)	(112,059)
Income taxes	85	571	1,479	3,989	1,006
Minority interest (benefit)	—	10	(1)	74	47

Net loss	$(24,097)	$(22,107)	$(33,165)	$(64,478)	$(113,112)

Net loss per share
Basic	$(0.28)	$(0.35)	$(0.42)	$(0.88)	$(1.80)

Diluted	$(0.28)	$(0.35)	$(0.42)	$(0.88)	$(1.80)

Number of shares used in
Computing per share amounts
Basic	85,244	63,539	78,647	73,058	62,737

Diluted	85,244	63,539	78,647	73,058	62,737

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

More –

CREDENCE SYSTEMS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31, 2004	Prior Quarter July 31, 2004	October 31, 2003 (1)
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$94,052	$145,090	$27,318
Short-term investments	69,954	15,335	258,578
Accounts receivable, net	124,393	171,790	65,627
Inventories	146,741	134,664	83,356
Other current assets	41,532	52,276	15,981

Total current assets	476,672	519,155	450,860
Long-term investments	—	16,898	50,682
Property and equipment, net	108,707	109,461	102,111
Other assets	587,727	593,826	94,840

Total assets	$1,173,106	$1,239,340	$698,493

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,742	$65,551	$23,303
Accrued liabilities	112,477	130,573	45,770
Liabilities related to leased products	6,058	6,426	9,350
Deferred profits	9,718	15,094	4,556

Total current liabilities	179,995	217,644	82,979
Long-term liabilities – leased products	—	—	1,058
Other liabilities	184,616	184,654	183,829
Long-term deferred income taxes	20,287	29,463	—
Stockholders’ equity	788,208	807,579	430,627

Total liabilities and stockholder’s equity	$1,173,106	$1,239,340	$698,493

(1)	Derived from the audited financial statements for the year ended October 31, 2003

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

CREDENCE SYSTEMS CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2004	2003	2004	2004	2003
Net sales	$112,824	$57,781	$163,718	$439,803	$182,414
Cost of goods sold – on net sales	65,523	35,666	82,937	230,398	115,556

Gross margin	47,301	22,115	80,781	209,405	66,858
Operating expenses:
Research and development	25,590	16,767	23,856	80,535	73,520
Selling, general & administrative	33,459	23,402	35,128	119,224	91,124

Total operating expenses	59,049	40,169	58,984	199,759	164,644

Operating income (loss)	(11,748)	(18,054)	21,797	9,646	(97,786)
Interest and other income (loss)	(521)	(850)	(872)	189	2,219

Income (loss) before income taxes	(12,269)	(18,904)	20,925	9,835	(95,567)
Income taxes	85	571	1,479	3,989	1,006
Minority interest (benefit)	—	10	(1)	74	47

Net income (loss)	$(12,354)	$(19,485)	$19,447	$5,772	$(96,620)

Net income (loss) per share
Basic	$(0.14)	$(0.31)	$0.25	$0.08	$(1.54)

Diluted *	$(0.14)	$(0.31)	$0.20	$0.07	$(1.54)

Number of shares used in
computing per share amount
Basic	85,244	63,539	78,647	73,058	62,737

Diluted *	85,244	63,539	104,632	79,614	62,737

*	The calculation of non-GAAP diluted net income per share for the three months ended July 31, 2004 includes an addition to net income of approximately $675,000 and $288,000 for convertible bond interest and amortization of convertible bond acquisition cost, respectively.

The number of shares used in computing the non-GAAP diluted earnings per share amounts include 8,710,000 and 15,915,000 shares issuable upon conversion of the Company’s Non-Voting Convertible stock and convertible bond, respectively, for the fiscal quarter ended July 31, 2004. The number of shares used in computing the non-GAAP diluted earnings per share amounts include 5,288,000 shares issuable upon conversion of the Company’s Non-Voting Convertible stock, but exclude the 15,915,000 shares issuable upon conversion of the convertible bonds for the fiscal year ended October 31, 2004. Shares are excluded in periods where their effect is anti-dilutive. These shares are excluded in the same periods for GAAP reporting because they are anti-dilutive.

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

CREDENCE SYSTEMS CORPORATION

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Prior Quarter Ended July 31,	Year Ended October 31,
	2004	2003	2004	2004	2003
GAAP loss before income taxes	$(24,012)	$(21,526)	$(31,687)	$(60,415)	$(112,059)
(1) Cost of goods sold - special charges related to product line investment decisions	3,359	—	46,206	49,565	1,937
(2) Amortization of the inventory, spares and fixed assets write-up to fair value, resulting from NPTest acquisition	3,865	—	2,593	6,458	—
(3) Expenses specific to the integration of NPTest	—	—	1,849	1,849	—
(4) Amortization of purchased intangible assets and deferred compensation	6,764	2,622	5,345	17,353	9,456
(5) Write-off of in-process research and development	—	—	7,900	7,900	1,510
(6) Restructuring and special charges related to workforce reduction, facility consolidations, and fixed assets write-offs, and liabilities	2,687	—	2,969	6,309	3,589
(7) Gain on reduction in liability to Schlumberger (former parent of NPTest)	(4,934)	—	(14,250)	(19,184)	—

Subtotal changes	11,741	2,622	52,612	70,250	16,492
Non-GAAP income (loss) before income taxes	(12,269)	(18,904)	20,925	9,835	(95,567)
Income taxes	85	571	1,479	3,989	1,006
Minority interest (benefit)	—	10	(1)	74	47

Non-GAAP net income (loss)	$(12,354)	$(19,485)	$19,447	$5,772	$(96,620)

Credence Systems Reports Results for Fourth Quarter and Fiscal Year 2003

(1) The charges for cost of goods sold - special charges primarily includes inventory charges and liabilities related to decisions to stop significant future investments in redundant or under-performing product lines. In the current and prior quarters, we recorded special charges to cost of sales totaling approximately $3.4 million and $46.2 million, respectively. These charges consisted primarily of excess and obsolete inventory and other charges related to our decision to stop significant future investment in the Credence SOC product lines. In fiscal 2003, we recorded special charges to cost of sales of $1.9 million due to a $1.3 million settlement reached with an inventory supplier relating to cancelled purchase orders and $0.6 million for spare part write-offs associated with our Valstar product line. In the GAAP Statements of Operations, these charges are reported in cost of goods sold – special charges.

(2) Amount results from the write-up to fair value of the inventory, spares and fixed assets acquired as a result of our acquisition of NPTest. In the GAAP Statements of Operations, the charges of $3.8 million, $2.6 million and $6.3 million are recorded in cost of goods sold – on net sales for the fiscal quarter ended October 31 and July 31, 2004 and for the year ended October 31, 2004, respectively. The charge of $0.1 million is recorded in the selling, general and administrative expenses for the fiscal quarter ended October 31, 2004.

(3) Expenses specific to the integration of NPTest, which primarily include post acquisition consulting fees, related to workforce and product line decisions. In the GAAP Statements of Operations, the charge is recorded in selling, general, and administrative expenses.

(4) Amortization of purchased intangible assets and deferred compensation relates to our acquisitions, primarily NPTest. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.

(5) The charges for the write-off of in-process research and development pertain to the purchase of NPTest in the third quarter of fiscal 2004 and Optonics in fiscal 2003. In the GAAP Statements of Operations, the charges are recorded on a separate line in operating expenses.

(6) The restructuring charges in the current quarter include $2.7 million of severance and related charges. In the third quarter of fiscal 2004, we incurred $1.9 million in equipment write-offs and liabilities related to our decision to stop significant future investments in the Credence SOC product lines and $1.1 million in severance and related charges. In the first quarter of fiscal 2004, we incurred $0.6 million related to our decision to move our headquarters from Fremont to Milpitas, California. In connection with integration activities, we recorded restructuring charges for severance and facility consolidations of approximately $1.4 million in the first quarter of fiscal 2003 and $2.2 million in the third quarter of fiscal 2003. In the GAAP Statements of Operations, these restructure charges are recorded on a separate line in operating expenses.

(7) As part of the purchase of NPTest, we acquired a liability to the former parent of NPTest. The current value of the liability is based on our stock price at the end of the quarter. Due to a decrease in our stock price since the acquisition of NPTest, the value of this liability has decreased in both the third and fourth quarter of fiscal 2004. In the GAAP Statements of Operations, the gain on this liability is included in interest and other income (loss).